Exhibit 23
Consent of Independent Registered Public Accounting Firm
Red Lion Hotels Corporation
Spokane, Washington
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-133287) and Form S-8 (No. 333-135561 and No. 333-60791) of Red Lion Hotels Corporation, of our reports dated March 12, 2007 relating to the consolidated financial statements, and the effectiveness of Red Lion Hotels Corporation’s internal control over financial reporting, which appear in this Form 10-K.
BDO Seidman, LLP
Spokane, Washington
March 12, 2007